EXHIBIT 21.1
Subsidiaries as of December 31, 2015

Name	State or Country of Organization
Agila Australasia Pty Ltd.	Australia
Alphapharm Pty Ltd.	Australia
BGP Products Pty. Ltd.	Australia
Mylan Australia Holding Pty Ltd.	Australia
Mylan Australia Pty Ltd.	Australia
Arcana Arzneimittel GmbH	Austria
BGP Products GmbH (Austria)	Austria
Aktuapharma NV	Belgium
Docpharma BVBA	Belgium
Hospithera NV	Belgium
Matrix Laboratories BVBA	Belgium
Mylan BVBA	Belgium
Mylan EPD SPRL	Belgium
Mylan Bermuda Ltd.	Bermuda
BGP Products d.o.o.	Bosnia and Herzegovina
Agila Especialidades Farmaceutica Ltda	Brazil
Agila Farmaceutica Participacoes Ltda	Brazil
Agila Marketing e Distribuicao de Produtos Hospitalares Ltda	Brazil
Mylan EOOD	Bulgaria
BGP Pharma ULC	Canada
Mylan Pharma (Canada) Ltd.	Canada
Mylan Pharmaceuticals ULC	Canada
QD Pharmaceuticals ULC	Canada
Mylan EPD d.o.o.	Croatia
Agila Specialties (Holdings) Cyprus Ltd.	Cyprus
Agila Specialties Americas Ltd.	Cyprus
Onco Laboratories Ltd.	Cyprus
BGP Products Czech Republic s.r.o.	Czech Republic
Mylan Pharmaceuticals s.r.o.	Czech Republic
Canton Fuels Company, LLC	Delaware
Chouteau Fuels Company, LLC	Delaware
Deogun Manufacturing Company, LLC	Delaware
Dey Limited Partner LLC	Delaware
Dey, Inc.	Delaware
EMD, Inc.	Delaware
Marquis Industrial Company, LLC	Delaware
Mylan Holdings Inc.	Delaware
Mylan Institutional LLC	Delaware
Mylan Investment Holdings 4 LLC	Delaware
Mylan Investment Holdings 5 LLC	Delaware
Mylan Investment Holdings 6 LLC	Delaware
Mylan Laboratories, Inc.	Delaware
Mylan LLC	Delaware

Name	State or Country of Organization
Mylan Securitization LLC	Delaware
Mylan Special Investments II, LLC	Delaware
Mylan Special Investments III, LLC	Delaware
Mylan Special Investments IV, LLC	Delaware
Mylan Special Investments V, LLC	Delaware
Mylan Special Investments VI, LLC	Delaware
Mylan Special Investments LLC	Delaware
Mylan Specialty L.P.	Delaware
Powder Street, LLC	Delaware
Somerset Pharmaceuticals, Inc.	Delaware
BGP Products ApS	Denmark
Mylan ApS	Denmark
BGP Products Oy	Finland
Mylan Oy	Finland
Mylan EMEA S.A.S.	France
Mylan FCT	France
Mylan Generics France Holding S.A.S.	France
Mylan Laboratories SAS	France
Mylan Medical SAS	France
Mylan SAS	France
Qualimed SAS	France
Societe de Participation Pharmaceutique S.A.S.	France
Mylan dura GmbH	Germany
Mylan Healthcare GmbH	Germany
Mylan (Gibraltar) 4 Ltd.	Gibraltar
Mylan (Gibraltar) 5 Ltd.	Gibraltar
Mylan (Gibraltar) 6 Ltd.	Gibraltar
Mylan (Gibraltar) 7 Ltd.	Gibraltar
Mylan (Gibraltar) 8 Ltd.	Gibraltar
Mylan (Gibraltar) 9 Ltd.	Gibraltar
BGP Pharmaceutical Products Ltd.	Greece
Generics Pharma Hellas E.P.E.	Greece
Mylan EPD Kft	Hungary
Mylan Hungary Kft.	Hungary
Mylan Kft.	Hungary
Mylan Institutional Inc.	Illinois
Jai Pharma Limited	India
Mylan Laboratories India Private Ltd.	India
Mylan Laboratories Ltd.	India
Mylan Pharmaceuticals Private Ltd.	India
BGP Products Ireland Limited	Ireland
BGP Products Limited	Ireland
McDermott Laboratories Ltd.	Ireland
Mylan Investments Ltd.	Ireland
Mylan Ireland Holdings Ltd.	Ireland

Name	State or Country of Organization
Mylan Ireland Investment Limited	Ireland
Mylan Ireland Ltd.	Ireland
Mylan Pharma Acquisition Ltd.	Ireland
Mylan Pharma Group Ltd.	Ireland
Mylan Pharma Holdings Ltd.	Ireland
Mylan Teoranta	Ireland
BGP Products S.r.l. (Italy)	Italy
Mylan S.p.A.	Italy
Mylan EPD G.K.	Japan
Mylan Seiyaku Ltd.	Japan
SIA "BGP Products"	Latvia
BGP Products UAB	Lithuania
BGP Products S.à.r.l.	Luxembourg
Mylan Luxembourg 1 S.à r.l.	Luxembourg
Mylan Luxembourg 2 S.à r.l.	Luxembourg
Mylan Luxembourg 3 S.à r.l.	Luxembourg
Mylan Luxembourg 6 S.à r.l.	Luxembourg
Mylan Luxembourg 7 S.à r.l.	Luxembourg
Mylan Luxembourg 8 S.à r.l.	Luxembourg
Mylan Luxembourg 9 S.à r.l.	Luxembourg
Mylan Luxembourg S.à r.l.	Luxembourg
MP Laboratories (Mauritius) Ltd.	Mauritius
Mylan Pharmaceuticals S.A.	Morocco
Apothecon B.V.	Netherlands
BCP Products B.V.	Netherlands
Mylan B.V.	Netherlands
Mylan Group B.V.	Netherlands
Agila Specialties Inc.	New Jersey
BGP Products	New Zealand
Mylan New Zealand Ltd.	New Zealand
Mylan Health Management LLC	North Carolina
BGP Products AS	Norway
Mylan AS	Norway
Mylan Hospital AS	Norway
MLRE LLC	Pennsylvania
Mylan Holdings Sub Inc.	Pennsylvania
Mylan Inc.	Pennsylvania
Synerx Pharma, LLC	Pennsylvania
Agila Specialties Polska sp. zo.o	Poland
BGP Products Poland sp. zo.o.	Poland
Mylan EPD Sp. zo.o.	Poland
Mylan Sp. zo.o.	Poland
BGP Products, Unipessoal, LDA	Portugal
Laboratorios Anova - Produtos Famaceuticos, LDA	Portugal
Mylan EPD LDA	Portugal

Name	State or Country of Organization
Mylan, LDA	Portugal
BGP Products S.R.L. (Romania)	Romania
Agila Specialties Global Pte. Ltd.	Singapore
BGP Products s.r.o.	Slovakia
Mylan s.r.o.	Slovakia
GSP Proizvodi, farmacevtska druzba, d.o.o.	Slovenia
Mylan d.o.o.	Slovenia
Mylan (Proprietary) Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Xixia Pharmaceuticals (Pty) Ltd.	South Africa
BGP Products Operations, S.L.	Spain
Mylan Pharmaceuticals S.L.	Spain
BGP Products AB	Sweden
Mylan AB	Sweden
Scandinavian Pharmaceuticals-Generics AB	Sweden
Scandpharm Marketing AB	Sweden
BGP Products GmbH (Switzerland)	Switzerland
BGP Products Operations GmbH	Switzerland
BGP Products Switzerland GmbH	Switzerland
Mylan GmbH	Switzerland
Mylan Holdings GmbH	Switzerland
Mylan (Taiwan) Ltd.	Taiwan Province of China
Mylan Bertek Pharmaceuticals Inc.	Texas
Mylan FZ-LLC	United Arab Emirates
Agila Specialties Investments Limited	United Kingdom
Agila Specialties UK Limited	United Kingdom
BGP Products LTD.	United Kingdom
Famy Care Europe Limited	United Kingdom
Generics [U.K.] Limited	United Kingdom
Mylan Holdings LTD.	United Kingdom
Mylan Pharma UK Limited	United Kingdom
American Triumvirate Insurance Company	Vermont
Mylan International Holdings, Inc.	Vermont
MP Air, Inc.	West Virginia
Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies, Inc.	West Virginia
Sagent Agila LLC	Wyoming